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                                                                   EXHIBIT 10.16

                 CHICAGO BRIDGE & IRON COMPANY N.V. ("COMPANY")
            SUPERVISORY BOARD OF DIRECTORS FEE PAYMENT PLAN ("PLAN")
    (THE PLAN IS ADOPTED IN THE FORM OF THE FOLLOWING QUESTIONS AND ANSWERS)


WHAT IS THE PURPOSE OF THE PLAN?

The Plan enables the Company and each Director to enter into an Agreement with respect to the form of payment for Directors Fees.

WHO MAY PARTICIPATE IN THE PLAN?

Each non-employee member of the Supervisory Board of Directors ("Board") of Chicago Bridge & Iron Company N.V. ("Director") is automatically a participant in the Plan.

WHAT ARE DIRECTORS FEES FOR PURPOSES OF THE PLAN?

All annual retainers for Board membership and Board Committee chairperson and all fees for attendance at Board and Board Committee meetings.

WHEN IS THE PLAN EFFECTIVE?

The Plan is effective July 1, 1998 and governs the payment of all Directors Fees earned thereafter.

WHEN MUST THE COMPANY AND EACH DIRECTOR AGREE ON THE PAYMENT FORM FOR DIRECTOR FEES?

An Agreement with respect to the form of payment must be made prior to the date the Directors Fees are earned.

WHEN ARE DIRECTORS FEES DEEMED TO BE EARNED?

A portion of the annual Board membership or Board chairperson retainer equal to the total annual retainer amount divided by the annual number of Board of Directors meetings and fees for attendance at Board or Board Committee meetings are deemed earned on the day of the respective Board or Board Committee meeting.

HOW IS AN AGREEMENT EVIDENCED?

The Company will automatically agree to the form(s) of payment for Directors Fees earned during the period indicated by the Director if submitted on a properly completed, signed and dated Agreement (attached Exhibit A) to the Company's Human Resources Department prior to the date Directors Fees are earned.

WHAT FORMS OF DIRECTORS FEES PAYMENT MAY BE AGREED UPON?

Available forms of Directors Fees payment are (1) cash paid in the form of a U.S. dollar check following each Board meeting, (2) cash paid in the form of a U.S. dollar check as of a specific future date or specific future event (e.g., retirement from the Board) , (3) shares of CB&I N.V. stock ("CB&I stock") delivered following each Board meeting, (4) shares of CB&I stock delivered as of a specific future date or specific future event, and (5) up to 8% of Directors Fees applied to purchase CB&I stock from the Company under the Supervisory Board of Directors Stock Purchase Plan (See separate Question and Answer presentation for the stock purchase plan).

CAN MULTIPLE FORMS OF PAYMENT APPLY TO THE DIRECTORS FEES EARNED DURING A SPECIFIC PERIOD?

Yes.

WHAT INTEREST RATE APPLIES TO UNPAID CASH PRIOR TO ITS PAYMENT AS OF A SPECIFIED FUTURE DATE OR EVENT?

Unpaid cash shall be credited with interest at the rate of prime plus 1%, updated quarterly based on the prime rate for the first business day of each calendar quarter as published in the Wall Street Journal.


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WHAT IS THE BASIS FOR DETERMINING THE NUMBER OF SHARES OF CB&I. STOCK TO BE
DELIVERED TO THE DIRECTOR?

The number of shares of CB&I stock will be determined by dividing the respective Directors Fees earned by the closing price per shares of CB&I stock on the New York Stock Exchange on the first trading day preceding the respective Board meeting.

WHAT IS THE SOURCE OF CB&I STOCK FOR THE PLAN?

All shares of CB&I stock transferred to Directors under the Plan shall be withdrawn from the Company's Treasury Stock account.

HOW ARE DIVIDENDS PAID ON UNDELIVERED SHARES OF CB&I STOCK ACCOUNTED FOR?

Dividends paid on undelivered shares of CB&I stock are converted to additional undelivered shares based on the closing price per shares of CB&I stock on the New York Stock Exchange on the dividend payment date.

HOW ARE SHARES OF CB&I STOCK DELIVERED TO THE DIRECTOR?

A certificate for whole shares and a check for the market value of any fractional share is delivered to the Director or, at the Director's election, the shares (including fractional shares) can be electronically transferred to a Director's brokerage account established by the Company.

WHEN DO DIRECTORS FEES BECOME TAXABLE INCOME?

Directors Fees payments are taxable income for the year when such payments are received by the Director

WHAT PORTION OF DIRECTORS FEES PAID IN CASH OR DELIVERED IN THE FORM OF CB&I STOCK AT A FUTURE SPECIFIED DATE OR EVENT IS NETHERLANDS TAXABLE INCOME AT SUCH TIME?

Directors Fees, when paid or delivered in a year subsequent to the year such Directors Fees were earned, will be reported as taxable income in the Netherlands in the same proportion which would have applied had such Directors Fees been taxable for the year earned.

WILL WITHHOLDING FOR NETHERLANDS TAX PURPOSES APPLY TO ALL PAYMENTS OR DELIVERY (IN THE FORM OF CB&I STOCK) OF DIRECTORS FEES, WHETHER MADE OR DELIVERED WHEN EARNED OR AT A SPECIFIC FUTURE DATE OR SPECIFIC FUTURE EVENT?

Yes. Netherlands tax withholding will be based on the amount of such Directors Fees reportable as Netherlands taxable income. To the extent necessary to accommodate such withholding, payments to be delivered in the form of CB&I stock may need to be adjusted.

MAY AN AGREEMENT BE CHANGED AT A LATER DATE?

A new Agreement may be made at any time, but only with respect to the form of payment of Directors Fees to be earned subsequent to the date of the new Agreement.

HOW ARE DIRECTORS FEES PAID IF NO AGREEMENT HAS BEEN MADE WITH RESPECT TO SUCH DIRECTORS FEES?

Directors Fees earned, but not subject to an Agreement, will be paid by check following the respective Board meeting at which such Directors Fees were earned.